UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2016

StoneMor Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32270	80-0103159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3600 Horizon Boulevard, Trevose, PA 19053

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On August 29, 2016, the Audit Committee (the “Audit Committee”) of the Board of Directors of StoneMor GP LLC, the general partner (the “General Partner”) of StoneMor Partners L.P. (the “Company”), upon the recommendation of management, concluded the Company’s previously issued consolidated financial statements for the fiscal years ended December 31, 2013 through 2015 and the fiscal quarters ended March 31, 2016 and June 30, 2016 should be restated to correct certain accounting errors. The errors related solely to the allocation of net income (loss) to the General Partner and limited partners and the presentation of “Net loss per limited partner unit” on the Company’s consolidated statements of operations and the capital accounts of the General Partner and limited partners within partners’ capital on the Company’s consolidated balance sheets. Accordingly, the above referenced financial statements and related reports of Deloitte & Touche LLP, the Company’s independent registered public accounting firm (“Deloitte”), should no longer be relied upon.

Upon further review of prevailing accounting literature, the Company determined that it incorrectly allocated net loss to the General Partner and its limited partners for the referenced historical periods. While this misallocation had no impact on total net loss for each of the referenced historical periods, it impacted net loss per limited partner unit on the Company’s consolidated statements of operations. In addition, the allocation of net loss between the General Partner and limited partners is utilized in the determination of the general partner’s and limited partners’ capital accounts within partners’ capital on the Company’s consolidated balance sheets. As such, while the misallocation had no impact on overall partners’ capital, total assets or total liabilities, it impacted the General Partner’s and limited partners’ capital accounts within partners’ capital on the consolidated balance sheets. The Company has presented a summary of its planned adjustments (subject to final audit and review) to amounts previously reported in the tables below (amounts in thousands, except per unit data):

Consolidated Statements of Operations:

	Net Loss		General Partner’s Interest		Limited Partners’ Interest		Net Loss Per Limited Partner Unit (Basic and Diluted)
	As Reported	As Restated	As Reported	As Restated	As Reported	As Restated	As Reported	As Restated
Year Ended:
December 31, 2015	$(24,244)	$(24,244)	$(315)	$3,595	$(23,929)	$(27,839)	$(0.79)	$(0.91)
December 31, 2014	$(10,773)	$(10,773)	$(155)	$2,074	$(10,618)	$(12,847)	$(0.40)	$(0.48)
December 31, 2013	$(19,032)	$(19,032)	$(350)	$921	$(18,682)	$(19,953)	$(0.89)	$(0.95)

Quarter Ended:
March 31, 2016	$(7,659)	$(7,659)	$(93)	$1,086	$(7,566)	$(8,745)	$(0.23)	$(0.27)
June 30, 2016	$(9,079)	$(9,079)	$(103)	$1,080	$(8,976)	$(10,159)	$(0.26)	$(0.29)

Year to Date:
June 30, 2016	$(16,738)	$(16,738)	$(196)	$2,166	$(16,542)	$(18,904)	$(0.49)	$(0.56)

Quarter Ended:
March 31, 2015	$(8,883)	$(8,883)	$(120)	$680	$(8,763)	$(9,563)	$(0.30)	$(0.33)
June 30, 2015	$(4,848)	$(4,848)	$(65)	$896	$(4,783)	$(5,744)	$(0.16)	$(0.20)

Year to Date:
June 30, 2015	$(13,731)	$(13,731)	$(185)	$1,576	$(13,546)	$(15,307)	$(0.46)	$(0.53)

Consolidated Balance Sheets:

	Total Partners’ Capital		General Partner Interest		Common Limited Partners’ Interests
	As Reported	As Restated	As Reported	As Restated	As Reported	As Restated
As of:
December 31, 2015	$183,678	$183,678	$(10,038)	$114	$193,716	$183,564
December 31, 2014	$208,762	$208,762	$(5,113)	$1,129	$213,875	$207,633

March 31, 2016	$173,633	$173,633	$(11,495)	$(164)	$185,128	$173,797
June 30, 2016	$197,424	$197,424	$(13,054)	$(540)	$210,478	$197,964

The Company’s consolidated financial statements for the fiscal years ended December 31, 2013 through 2015 and the fiscal quarters ended March 31, 2016 and June 30, 2016 will be restated in amendments to the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, which are expected to be filed with the SEC during or before October 2016.

As part of the consideration of the above-described matters, the Company’s management has concluded that there was a material weakness in its financial statement preparation processes and the related disclosure controls for each of the affected filings referenced above.

Management and the Audit Committee discussed the matters disclosed in this Item 4.02(a) with Deloitte.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K, including, but not limited to, information regarding the Company’s continuing analysis and review of the historical allocation of net income (loss) to the General Partner and limited partners, the restatement of its consolidated financial statements and review of its internal controls as well as its disclosure controls, the plans and objectives of the Company’s management, and assumptions regarding the Company’s future performance and plans are forward-looking statements. Generally, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements. These statements are based on management’s current expectations and estimates. These statements are neither promises nor guarantees and are made subject to risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward-looking statements, including, without limitation, risks relating to additional information arising from the Company’s continuing analysis and review of the historical allocation of net income (loss) to the General Partner and limited partners and its prior financial statements, as well as the review and audit by the Company’s independent auditors of the Company’s prior financial statements, the Company’s ability to maintain an effective system of internal controls and disclosure controls, and other risks described in the Company’s filings with the SEC. Except as required under applicable law, the Company assumes no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by it, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONEMOR PARTNERS L.P.

By:	StoneMor GP LLC
its general partner

By:	/s/ Sean P. McGrath

Name:	Sean P. McGrath
Title:	Chief Financial Officer

Date: September 2, 2016